EXHIBIT (99)(a)

NEWS RELEASE

Contact:	Lance A. Sellers	January 24, 2022
President and Chief Executive Officer

Jeffrey N. Hooper
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER AND RECORD FULL YEAR 2021 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported fourth quarter and full year 2021 results with highlights as follows:

Fourth quarter 2021 highlights:

•	Net earnings were $3.0 million or $0.55 per share and $0.53 per diluted share for the three months ended December 31, 2021, as compared to $1.9 million or $0.34 per share and $0.33 per diluted share for the same period one year ago.
•	The Bank recognized $338,000 in Small Business Administration (SBA) Paycheck Protection Program (PPP) loan fee income during the three months ended December 31, 2021, as compared to $1.0 million in PPP loan fee income for the same period one year ago.

Full year 2021 highlights:

•	Net earnings were a record $15.1 million or $2.71 per share and $2.63 per diluted share for the year ended December 31, 2021, as compared to $11.4 million or $2.01 per share and $1.95 per diluted share for the year ended December 31, 2020.
•	The Bank originated 419 PPP loans, totaling $29.1 million, during the year ended December 31, 2021. The Bank recognized $3.4 million in PPP loan fee income during the year ended December 31, 2021, as compared to $1.4 million in PPP loan fee income for the year ended December 31, 2020.
•	Core deposits were $1.4 billion or 98.14% of total deposits at December 31, 2021, compared to $1.2 billion or 97.92% of total deposits at December 31, 2020.

Net earnings were $3.0 million or $0.55 per share and $0.53 per diluted share for the three months ended December 31, 2021, as compared to $1.9 million or $0.34 per share and $0.33 per diluted share for the prior year. Lance A. Sellers, President and Chief Executive Officer, attributed the increase in fourth quarter net earnings to a recovery in the provision for loan losses and an increase in non-interest income, which were partially offset by a decrease in net interest income and an increase in non-interest expense compared to the prior year period, as discussed below.

Net interest income was $10.6 million for the three months ended December 31, 2021, compared to $11.3 million for the three months ended December 31, 2020. The decrease in net interest income is due to a $883,000 decrease in interest income, which was partially offset by a $254,000 decrease in interest expense. The decrease in interest income is primarily due to a $1.2 million decrease in interest income and fees on loans, which was partially offset by an increase in interest income on investment securities. The decrease in interest income and fees on loans is primarily due to a decrease in total loans and a decrease in fee income on SBA PPP loans. The increase in interest income on investment securities is primarily due to additional securities purchased due to an increase in cash. The decrease in interest expense is primarily due to a decrease in Federal Home Loan Bank (“FHLB”) borrowings and a decrease in rates paid on interest-bearing liabilities. Net interest income after the provision for loan losses was $10.9 million for the three months ended December 31, 2021, compared to $10.5 million for the three months ended December 31, 2020. The provision for loan losses for the three months ended December 31, 2021 was a recovery of $300,000, compared to a provision of $799,000 for the three months ended December 31, 2020. The recovery in the provision for loan losses is primarily attributable to a decrease in reserves on loans that were previously modified as a result of the COVID-19 pandemic combined with net recoveries of $692,000 in the fourth quarter of 2021. Loans that were previously modified have been separated from the pools for the general reserve to recognize their heightened susceptibility to an environment still affected by the spread of the virus. Separating the previously modified loans into their own pool allows for more specific factors to be considered for their reserve pool, that would not be applicable to loans in the pools for the general reserve. There were no loans at December 31, 2021 with modifications as a result of the COVID-19 pandemic. By way of comparison, at December 31, 2020, the balance of loans with existing modifications as a result of the COVID-19 pandemic was $18.3 million. The Bank continues to track all loans that were previously modified as a result of the COVID-19 pandemic. The loan balances associated with COVID-19 pandemic related modifications have been grouped into their own pool within the Bank’s Allowance for Loan and Lease Losses (“ALLL”) model as management considers that they have a higher likelihood of risk, and a higher reserve rate has been applied to that pool. Loans included in this pool totaled $88.7 million at December 31, 2021. The full effects of stimulus in the current environment are still unknown, and additional losses in this pool of loans may be present but not as yet identified. At December 31, 2020, the balance for all loans that were then currently modified or previously modified but returned to their original terms was $119.6 million. The $30.9 million decrease from December 31, 2020 to December 31, 2021 in the balance of currently or previously modified loans that had returned to their original terms is primarily due to loans paid off during the year ended December 31, 2021.

1

Non-interest income was $6.7 million for the three months ended December 31, 2021, compared to $5.9 million for the three months ended December 31, 2020. The increase in non-interest income is primarily attributable to a $1.3 million increase in appraisal management fee income due to an increase in the volume of appraisals, which was partially offset by a $494,000 decrease in gains on sale of securities and a $438,000 decrease in mortgage banking income due to a decrease in mortgage loan volume, and additional loans being retained for the Bank’s portfolio.

Non-interest expense was $14.2 million for the three months ended December 31, 2021, compared to $14.1 million for the three months ended December 31, 2020. The increase in non-interest expense is primarily attributable to a $1.0 million increase in appraisal management fee expense due to an increase in the volume of appraisals, which was partially offset by a $241,000 decrease in occupancy expense primarily due to a reduction in maintenance expense and a $814,000 decrease in other non-interest expenses primarily due to a $1.1 million FHLB borrowings prepayment penalty in December 2020.

Net earnings were $15.1 million or $2.71 per share and $2.63 per diluted share for the year ended December 31, 2021, as compared to $11.4 million or $2.01 per share and $1.95 per diluted share for the prior year. The increase in year-to-date net earnings is primarily attributable to a recovery in the provision for loan losses and an increase in non-interest income, which were partially offset by a decrease in net interest income and an increase in non-interest expense for the year ended December 31, 2021, compared to the year ended December 31, 2020, as discussed below.

Net interest income in 2021 was $44.0 million, compared to $44.1 million in 2020. The decrease in net interest income is due to a $779,000 decrease in interest income, which was partially offset by a $631,000 decrease in interest expense. The decrease in interest income was primarily due to a $1.1 million decrease in interest income and fees on loans, which was primarily due to a decrease in interest income on loans resulting from a decrease in total loans, which was partially offset by an increase in fee income on SBA PPP loans. The decrease in interest expense was primarily due to a decrease in rates paid on interest-bearing liabilities and a decrease in FHLB borrowings. Net interest income after the provision for loan losses was $45.1 million for the year ended December 31, 2021, compared to $39.9 million for the prior year. The provision for loan losses for the year ended December 31, 2021 was a recovery of $1.2 million, compared to a provision of $4.3 million for the year ended December 31, 2020. The decrease in the provision for loan losses is primarily attributable to a decrease in reserves on loans with payment modifications made as a result of the COVID-19 pandemic and a decrease in reserves due to a net decrease in the volume of loans in the general reserve pool.

Non-interest income was $24.9 million for the year ended December 31, 2021, compared to $22.9 million for the year ended December 31, 2020. The increase in non-interest income is primarily attributable to a $2.1 million increase in appraisal management fee income due to an increase in the volume of appraisals and a $1.9 million increase in miscellaneous non-interest income primarily due to an increase in debit card income resulting from increased debit card activity and an increase in income on Small Business Investment Company (“SBIC”) investments. These increases in non-interest income were partially offset by a $2.6 million decrease in gains on sale of securities.

Non-interest expense was $51.1 million for the year ended December 31, 2021, compared to $48.9 million for the year ended December 31, 2020. The increase in non-interest expense was primarily attributable to a $968,000 increase in salaries and employee benefits expense primarily due to an increase in incentive compensation and a $1.8 million increase in appraisal management fee expense due to an increase in the volume of appraisals.

2

Income tax expense was $732,000 for the three months ended December 31, 2021, compared to $374,000 for the three months ended December 31, 2020. The effective tax rate was 19.58% for the three months ended December 31, 2021, compared to 16.30% for the three months ended December 31, 2020. Income tax expense was $3.8 million for the year ended December 31, 2021, compared to $2.5 million for the year ended December 31, 2020.

The effective tax rate was 20.05% for the year ended December 31, 2021, compared to 17.98% for the year ended December 31, 2020. The increase in the effective tax rate is primarily due to a reduction in non-taxable investments combined with an increase in earnings before income taxes.

Total assets were $1.6 billion as of December 31, 2021, compared to $1.4 billion at December 31, 2020. Available for sale securities were $406.5 million as of December 31, 2021, compared to $245.2 million as of December 31, 2020. Total loans were $884.9 million as of December 31, 2021, compared to $948.6 million as of December 31, 2020. The decrease in loans is primarily due to a $57.7 million decrease in PPP loans due to PPP loans being forgiven by the SBA during the year ended December 31, 2021 and a $39.6 million decrease in commercial loans due to loan payoffs during the year ended December 31, 2021. The Bank had $18.0 million and $75.8 million in PPP loans at December 31, 2021 and December 31, 2020, respectively.

Non-performing assets were $3.2 million or 0.20% of total assets at December 31, 2021, compared to $3.9 million or 0.27% of total assets at December 31, 2020. Non-performing assets include $3.2 million in commercial and residential mortgage loans and $51,000 in other loans at December 31, 2021, compared to $3.5 million in commercial and residential mortgage loans, $226,000 in other loans, and $128,000 in other real estate owned at December 31, 2020.

The allowance for loan losses at December 31, 2021 was $9.4 million or 1.06% of total loans, compared to $9.9 million or 1.04% of total loans at December 31, 2020. Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.4 billion at December 31, 2021, compared to $1.2 billion at December 31, 2020. Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, were $1.4 billion at December 31, 2021, compared to $1.2 billion at December 31, 2020. Certificates of deposit in amounts of $250,000 or more totaled $26.3 million at December 31, 2021, compared to $25.8 million at December 31, 2020.

Securities sold under agreements to repurchase were $37.1 million at December 31, 2021, compared to $26.2 million at December 31, 2020. Junior subordinated debentures were $15.5 million at December 31, 2021 and December 31, 2020. Shareholders’ equity was $142.4 million, or 8.77% of total assets, at December 31, 2021, compared to $139.9 million, or 9.88% of total assets, at December 31, 2020. The Company repurchased 127,597 shares of its common stock during the year ended December 31, 2021 under the Company’s stock repurchase program, which was authorized in February 2021.

3

Peoples Bank currently operates 17 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties. The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

CONSOLIDATED BALANCE SHEETS

December 31, 2021 and 2020

(Dollars in thousands)

	December 31, 2021	December 31, 2020
	(Unaudited)	(Audited)
ASSETS:
Cash and due from banks	$44,711	$42,737
Interest-bearing deposits	232,788	118,843
Cash and cash equivalents	277,499	161,580

Investment securities available for sale	406,549	245,249
Other investments	3,668	4,155
Total securities	410,217	249,404

Mortgage loans held for sale	3,637	9,139

Loans	884,869	948,639
Less: Allowance for loan losses	(9,355)	(9,908)
Net loans	875,514	938,731

Premises and equipment, net	16,104	18,600
Cash surrender value of life insurance	17,365	16,968
Accrued interest receivable and other assets	23,857	21,753
Total assets	$1,624,193	$1,416,175

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$514,319	$456,980
Interest-bearing demand, MMDA & savings	797,179	657,834
Time, $250,000 or more	26,333	25,771
Other time	74,917	80,501
Total deposits	1,412,748	1,221,086

Securities sold under agreements to repurchase	37,094	26,201
Junior subordinated debentures	15,464	15,464
Accrued interest payable and other liabilities	16,518	13,525
Total liabilities	1,481,824	1,276,276

Shareholders' equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued and outstanding	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,661,569 shares at 12/31/21,
5,787,504 shares at 12/31/20	53,305	56,871
Common stock held by deferred compensation trust,
at cost; 162,193 shares at 12/31/21, 155,469 shares
at 12/31/20	(1,992)	(1,796)
Deferred compensation	1,992	1,796
Retained earnings	88,968	77,628
Accumulated other comprehensive income	96	5,400
Total shareholders' equity	142,369	139,899

Total liabilities and shareholders' equity	$1,624,193	$1,416,175

4

CONSOLIDATED STATEMENTS OF INCOME

For the three months and years ended December 31, 2021 and 2020

(Dollars in thousands, except per share amounts)

	Three months ended		Years ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
INTEREST INCOME:
Interest and fees on loans	$9,712	$10,947	$41,185	$42,314
Interest on due from banks	86	24	258	127
Interest on federal funds sold	-	26	-	204
Interest on investment securities:
U.S. Government sponsored enterprises	579	497	2,478	2,361
State and political subdivisions	924	649	3,146	2,691
Other	18	59	112	261
Total interest income	11,319	12,202	47,179	47,958

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	412	507	2,029	1,962
Time deposits	168	222	752	947
FHLB borrowings	-	88	-	357
Junior subordinated debentures	69	74	280	370
Other	38	50	144	200
Total interest expense	687	941	3,205	3,836

NET INTEREST INCOME	10,632	11,261	43,974	44,122
PROVISION FOR (RECOVERY OF) LOAN LOSSES	(300)	799	(1,163)	4,259
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	10,932	10,462	45,137	39,863

NON-INTEREST INCOME:
Service charges	1,062	893	3,921	3,528
Other service charges and fees	233	199	803	742
Gain on sale of securities, net	-	494	-	2,639
Mortgage banking income	396	834	2,505	2,469
Insurance and brokerage commissions	271	250	1,035	897
Appraisal management fee income	3,115	1,799	8,890	6,754
Miscellaneous	1,889	1,479	7,765	5,885
Total non-interest income	6,966	5,948	24,919	22,914

NON-INTEREST EXPENSES:
Salaries and employee benefits	6,603	6,542	24,506	23,538
Occupancy	1,967	2,208	7,858	7,933
Appraisal management fee expense	2,466	1,429	7,112	5,274
Other	3,123	3,937	11,651	12,186
Total non-interest expense	14,159	14,116	51,127	48,931

EARNINGS BEFORE INCOME TAXES	3,739	2,294	18,929	13,846
INCOME TAXES	732	374	3,796	2,489

NET EARNINGS	$3,007	$1,920	$15,133	$11,357

PER SHARE AMOUNTS
Basic net earnings	$0.55	$0.34	$2.71	$2.01
Diluted net earnings	$0.53	$0.33	$2.63	$1.95
Cash dividends	$0.17	$0.15	$0.66	$0.75
Book value	$25.89	$24.84	$25.89	$24.84

5

FINANCIAL HIGHLIGHTS

For the three months and years ended December 31, 2021 and 2020

(Dollars in thousands)

	Three months ended		Years ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$408,075	$219,021	$349,647	$200,821
Loans	882,596	963,691	908,682	935,970
Earning assets	1,545,548	1,379,293	1,483,519	1,271,764
Assets	1,630,767	1,465,094	1,568,417	1,365,642
Deposits	1,429,888	1,210,109	1,372,855	1,115,019
Shareholders' equity	139,880	138,831	147,740	141,287

SELECTED KEY DATA:
Net interest margin (tax equivalent)	2.76%	3.29%	2.99%	3.52%
Return on average assets	0.73%	0.52%	0.96%	0.83%
Return on average shareholders' equity	8.53%	5.50%	10.24%	8.04%
Average shareholders' equity to total average assets	8.58%	9.48%	9.42%	9.89%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$8,963	$9,892	$9,908	$6,680
Provision for (Recovery of) loan losses	(300)	799	(1,163)	4,259
Charge-offs	(220)	(885)	(762)	(1,414)
Recoveries	912	102	1,372	383
Balance, end of period	$9,355	$9,908	$9,355	$9,908

	December 31, 2021	December 31, 2020
	(Unaudited)	(Audited)
ASSET QUALITY:
Non-accrual loans	$3,230	$3,758
90 days past due and still accruing	-	-
Other real estate owned	-	128
Total non-performing assets	$3,230	$3,886
Non-performing assets to total assets	0.20%	0.27%
Loans modifications related to COVID-19	$-	$18,246
Allowance for loan losses to non-performing assets	289.63%	254.97%
Allowance for loan losses to total loans	1.06%	1.04%
Allowance for loan losses to total loans, excluding PPP loans	1.08%	1.14%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.61%	1.18%
Risk Grade 2 (high quality)	19.12%	20.45%
Risk Grade 3 (good quality)	70.58%	65.70%
Risk Grade 4 (management attention)	7.70%	9.75%
Risk Grade 5 (watch)	1.23%	2.20%
Risk Grade 6 (substandard)	0.76%	0.72%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At December 31, 2021, including non-accrual loans, there were two relationships exceeding $1.0 million in the Watch risk grade, which totaled $3.4 million.  There were no relationships exceeding $1.0 million in the Substandard risk grade.

6